UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2006

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2006, Hewitt Associates, Inc. announced that Bryan J. Doyle will be leaving Hewitt Associates, Inc. On June 15, 2006, Hewitt Associates, Inc. and Hewitt Associates LLC (collectively, “Hewitt”) entered into a letter agreement (the “Separation Agreement”) with Bryan Doyle. Pursuant to the Separation Agreement, Mr. Doyle resigned his position as President – HR Outsourcing Group of Hewitt and as a member of Hewitt’s Board of Directors, effective July 3, 2006 (the “Termination Date”). Under the Separation Agreement, Mr. Doyle will be entitled to receive the following:

•	severance payments for the period beginning July 3, 2006 and ending January 31, 2007 as follows: (i) commencing on the Termination Date, Mr. Doyle will receive payments equal to $62,500 per month for a total of six months, in accordance with Hewitt’s regular payroll practices and (ii) on or before January 31, 2007, Mr. Doyle will receive a lump sum payment of $375,000;

•	a taxable lump sum payment of $100,000 on July 17, 2006 in lieu of the vesting of 25% of Mr. Doyle’s performance shares during FY2006;

•	a taxable lump sum payment of $100,000 on July 17, 2006 in consideration for Mr. Doyle’s inability to exercise his vested stock options during certain periods of time;

•	a taxable lump sum payment of $6,300 on July 17, 2006 in lieu of any annual contribution to the Retirement and Savings Plan;

•	outplacement services, paid for by Hewitt (in an amount not to exceed $40,000), to be completed by December 31, 2008;

•	extension of the exercise period with respect to Mr. Doyle’s vested options until January 15, 2007;

•	reimbursement by Hewitt for reasonable legal fees (in an amount not to exceed $5,000) incurred by Mr. Doyle in connection with the execution of the Separation Agreement; and

•	Hewitt will pay Mr. Doyle’s COBRA premiums at current medical, dental and vision coverage levels, for the earlier of twelve months following the Termination Date or until such time as Mr. Doyle elects to receive comparable benefits from another employer.

The Separation Agreement also contains certain noncompetition and confidentiality provisions. Mr. Doyle released Hewitt from any and all claims, demands, suits and causes of action Mr. Doyle now has or may have against Hewitt.

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The foregoing description of the Separation Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Julie S. Gordon is assuming the responsibilities of Bryan J. Doyle as Acting President –HR Outsourcing Group, effective immediately. Ms. Gordon (age 49) previously served as Hewitt’s Chief Business Excellence Officer from October 2005 until June 2006, and has served as a director since April 2002. From May 2001 until October 2005, Ms. Gordon was the North American Market Leader for the Retirement and Financial Management Line of Business. Prior thereto, she served as a business leader in Hewitt’s Midwest actuarial practice. She joined the Company in 1978. Ms. Gordon is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Bryan J. Doyle has resigned from Hewitt’s Board of Directors and as officer and employee of Hewitt Associates, Inc., effective July 3, 2006.

Item 8.01 Other Events.

On June 15, 2006, Hewitt Associates, Inc. issued a press release, a copy of which is attached as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Letter agreement between Bryan J. Doyle and Hewitt Associates, Inc. dated June 15, 2006.

99.2  Press release issued June 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ John M. Ryan
John M. Ryan, Senior Vice President, Strategy and Counsel

Date: June 15, 2006

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter agreement between Bryan J. Doyle and Hewitt Associates, Inc. dated June 15, 2006.

99.2	Press release issued June 15, 2006

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